UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 28, 2005



                                 Intelsat, Ltd.
               (Exact Name of Registrant as Specified in Charter)


         Bermuda                    000-50262                 98-0346003
(State or Other Jurisdiction (Commission File Number)        (IRS Employer
     of Incorporation)                                   Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road,             HM 08
              Pembroke, Bermuda
   (Address of Principal Executive Offices)                    (Zip Code)
              (441) 294-1650
Registrant's telephone number, including area code

                                       n/a
                            (Former Name or Address,
                          If Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01, 1.02, 2.03, 3.03, 5.01, 5.02 AND 5.03

ACQUISITION OF INTELSAT, LTD.

        On January 28, 2005, Zeus Holdings Limited ("Zeus") completed a series of transactions (the "Amalgamation Transactions") in which it acquired Intelsat, Ltd. ("Intelsat") pursuant to a Transaction Agreement and Plan of Amalgamation, dated as of August 16, 2004 (the "Transaction Agreement"), by and among Intelsat, Intelsat (Bermuda), Ltd. ("Intelsat Bermuda"), Zeus, Zeus Merger One Limited and Zeus Merger Two Limited. Zeus Merger One Limited, a wholly owned subsidiary of Zeus, amalgamated with Intelsat (the "Amalgamation"), with the resulting company continuing under the name Intelsat, Ltd. and as a wholly owned subsidiary of Zeus. Zeus Merger Two Limited, a wholly owned subsidiary of Zeus Merger One Limited, amalgamated with Intelsat Bermuda (the "Sub Amalgamation") with the resulting company continuing under the name Intelsat (Bermuda), Ltd. and as a wholly owned subsidiary of Intelsat.

        Pursuant to the terms of the Transaction Agreement, each issued ordinary share of Intelsat outstanding immediately prior to the Amalgamation (other than ordinary shares owned by Zeus or its subsidiaries or by Intelsat or its subsidiaries or unvested restricted ordinary shares) was converted into the right to receive $18.75 in cash. The total amount of consideration paid in the Amalgamation was approximately $3 billion.

        As a result of completion of the Amalgamation, Intelsat is 100% owned by Zeus. Zeus is owned by funds advised by Apax Partners, Apollo Management, Madison Dearborn Partners and Permira (collectively, the "Sponsors"), and by certain individuals who are or are expected to be members of management of Intelsat or its subsidiaries. The foregoing brief summary is qualified in its entirety by reference to the Transaction Agreement included as Exhibit 99.1 hereto and
incorporated herein by reference and the Proxy Statement of Intelsat, Ltd. included as Exhibit 99.2 hereto and incorporated herein by reference.

FIXED RATE NOTES AND FLOATING RATE NOTES.

         On January 28, 2005, Zeus Merger Two Limited completed the offering of $1,000,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2012 (the "Floating Rate Notes"), $875,000,000 aggregate principal amount of its 8 1/4% Senior Notes due 2013 (the "2013 Notes"), and $675,000,000 aggregate principal amount of its 8 5/8% Senior Notes due 2015 (the "2015 Notes" and, together with the 2013 Notes, the "Fixed Rate Notes", and the Fixed Rate Notes and the Floating Rate Notes together the "Intelsat Notes"). The Floating Rate Notes will mature on January 15, 2012, the 2013 Notes will mature on January 15, 2013 and the 2015 Notes will mature on January 15, 2015. Interest on the Floating Rate Notes and the Fixed Rate Notes will be paid on January 15 and July 15, commencing July 15, 2005. All or a portion of the Floating Rate Notes may be redeemed at any time prior to July 15, 2005, the 2013 Notes at any time prior to January 15, 2009, and the 2015 Notes at any time prior to January 15, 2010, in each case at a price equal to 100% of the principal amount thereof plus a make-whole premium. The Floating Rate Notes may also be redeemed at any time on or after July 15, 2005, the 2013 Notes at any time on or after January 15, 2009, and the 2015 Notes at any time on or after January 15, 2010 at specified redemption prices. In addition, until July 15,

2005 up to 100% of the Floating Rate Notes may be redeemed and until January 15, 2008 up to 35% of each of the 2013 Notes and the 2015 Notes may be redeemed, in each case with the proceeds from one or more equity offerings or capital contributions at specified redemption prices. If Intelsat Bermuda undergoes a change of control or sells certain of its assets, it may be required to offer to purchase the Intelsat Notes from holders.

         Following consummation of the Sub Amalgamation, the Intelsat Notes became the senior unsecured obligations of Intelsat Bermuda ranking equally in right of payment with all of its existing and future senior unsecured debt, and are effectively subordinated to the existing and future secured debt of Intelsat Bermuda including Intelsat Bermuda's senior secured credit facilities (as described below), to the extent of the assets securing that indebtedness. Following consummation of the Amalgamation and related transactions, Intelsat and certain of the subsidiaries of Intelsat Bermuda that guarantee Intelsat Bermuda's obligations under the senior secured credit facilities agreed to guarantee the Intelsat Notes with unconditional guarantees that are unsecured and rank equally in right of payment with all existing and future senior unsecured debt of the guarantors. The guarantees are effectively subordinated to the existing and future secured indebtedness of the guarantors, including the senior secured credit facilities, to the extent of the assets securing that indebtedness. Intelsat Bermuda agreed pursuant to a registration rights agreement (the "Registration Rights Agreement") to make an offer to exchange the Intelsat Notes for registered, publicly tradable notes that have substantially identical terms as the Intelsat Notes.

         The Indenture dated as of January 28, 2005 pursuant to which the Intelsat Notes were issued is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Registration Rights Agreement is attached hereto as
Exhibit 4.2 and incorporated herein by reference.

NEW CREDIT FACILITIES.

        Concurrently with the consummation of the Amalgamation, Zeus Merger Two Limited entered into senior secured credit facilities with Deutsche Bank Trust Company Americas, as Administrative Agent and as Collateral Agent, Credit Suisse First Boston and Lehman Brothers Inc., as Co-Syndication Agents, and Bank of America, N.A., Bear Stearns Corporate Lending Inc., BNP Paribas and Merrill Lynch Capital Corporation, as Co-Documentation Agents (the "New Credit Agreement"). The senior secured credit facilities consist of a $350 million senior secured Term Loan B Facility with a six and one half-year maturity and a $300 million senior secured revolving credit facility with a six-year maturity. Revolving loans under the revolving credit facility are available so long as the aggregate amount to be incurred, together with other loans outstanding under the Term Loan B facility and certain other debt, does not exceed an amount that is $1,000 less than 15% of Consolidated Net Tangible Assets (as defined in the indenture relating to certain existing senior notes of Intelsat) at such time. The revolving credit facility is available on a revolving basis during the period beginning on the closing date of the Amalgamation and the initial funding of the credit facilities and terminating six years later. There was no drawing under the revolving credit facility on the closing date of the Amalgamation to finance the transactions. Up to $200 million of the revolving credit facility is available for issuance of letters of credit. Additionally, a portion of the revolving credit facility is available for swing line loans. Both the face amount of any outstanding letters of credit and any swing line loans reduce availability under the revolving credit facility on a dollar for dollar basis. A $150 million loan under the Term Loan B facility was drawn upon on January 28, 2005 and $200 million under the Term Loan B facility is intended to be drawn by Intelsat Bermuda to repay the 2005 Eurobond Notes (as defined below) at or prior to maturity in February 2005. The interest rates with respect to loans under the new credit facilities are based, at the option of Intelsat Bermuda, on (i) the higher of (a) the prime rate of Deutsche Bank Trust Company Americas (or an affiliate thereof) and (b) the federal funds effective rate plus 0.5%; in each case plus an applicable margin as determined in accordance with the New Credit Agreement or (ii) the rate (as adjusted) at which eurodollar deposits for one, two, three, six or, with the prior written consent of each lender with outstanding loans and/or commitments under the respective tranche, nine or twelve months plus an applicable margin as determined in accordance with the New Credit Agreement.

         Following the consummation of the Amalgamation, the obligations under the senior secured credit facilities were guaranteed by Intelsat and certain of Intelsat Bermuda's subsidiaries, although certain subsidiaries may be designated as unrestricted subsidiaries. Following the consummation of the Amalgamation, the obligations under the senior secured credit facilities were secured by a perfected first priority security interest to the extent legally permissible in substantially all of Intelsat Bermuda's and the guarantors' tangible and intangible assets, with certain agreed exceptions.

         In connection with the Amalgamation and the New Credit Agreement, Intelsat Bermuda and certain of its subsidiaries entered into a Eurobond Guaranty pursuant to which it unconditionally guaranteed Intelsat's $200 million 8.125% Eurobond Notes due February 28, 2005 (the "2005 Eurobond Notes") and the 2005 Eurobond Notes were secured equally and ratably with the senior secured credit facilities until the 2005 Eurobond Notes are paid in full.

         The New Credit Agreement dated January 28, 2005 is attached hereto as
Exhibit 10.1 and incorporated herein by reference, and the Eurobond Guaranty dated January 28, 2005 is attached hereto as Exhibit 4.3 and incorporated herein by reference.

TERMINATION OF EXISTING CREDIT FACILITY.

         On January 28, 2005 in connection with the Amalgamation, the New Credit Agreement and the issuance of the Intelsat Notes, Intelsat terminated the $800 million Credit Agreement dated December 17, 2003, by and among it, Citicorp North America, Inc., as Administrative Agent, and the lenders named therein (the "2003 Credit Agreement"). The 2003 Credit Agreement had provided for a three-year unsecured credit facility consisting of a $400 million term loan facility and a $400 revolving facility. No early termination penalties were incurred in connection with the termination.

REPLACEMENT OF DIRECTORS AND APPOINTMENT OF OFFICERS.

         In connection with the Amalgamation and by operation of the amalgamation agreement related thereto, the Intelsat board of directors immediately prior to consummation of the Amalgamation consisting of Carlos Adamo, Fabiola Arredondo, Brian Dailey, Didier Delepine, Herbert Fiuza, Hans Fj0sne, Gary Howard, Boon Hwee Koh, Conny Kullman, Cheikh-Tidiane Mbaye, Ken Miller, Paul Pizzani, Philippe-Olivier Rousseau, John Sponyoe, Robin Turner, and Chris Vonwiller was replaced with a nine-member board of directors consisting of: James N. Perry, Jr., Richard A. Haight, Andrew D. Africk, Andrew P Sillitoe, Conny Kullman, Aaron

Stone, Douglas Grissom, Alan Peyrat, and Ian Sellars. Messrs. Peyrat and Sillitoe are associated with Apax Partners; Messers. Africk and Stone are associated with Apollo; Messrs. Grissom and Perry are associated with Madison Dearborn Partners, and Messrs. Haight and Sellars are associated with Permira. In connection with the Amalgamation and pursuant to an employment agreement described below, Mr. Kullman was appointed to the post of Chairman on January 28, 2005 and is currently serving as Chairman and CEO of Intelsat, Ltd. Intelsat, Ltd. has an audit committee consisting of Messrs. Grissom, Haight, Sillitoe and Stone. Intelsat and Zeus have agreed that so long as Zeus owns a majority of the outstanding voting stock of Intelsat, the board of directors of Intelsat shall consist entirely of persons selected by the shareholders of Zeus entitled to vote.

         In connection with the Amalgamation, on January 28, 2005, Ramu Potarazu, Intelsat's Chief Operating Officer, was appointed to the additional post of President of Intelsat, Andrew Sillitoe was appointed to the post of Deputy Chairman of Intelsat, and Wayne Morgan, Intelsat's secretary prior to consummation of the Amalgamation, was replaced with Helen Ann Chisholm.

         Mr. Phillip L. Spector entered into an employment agreement with Zeus and Intelsat, Ltd. dated as of January 31, 2005 and is expected to become the Executive Vice President and General Counsel of Intelsat, Ltd. on or about February 15, 2005. Mr. Spector is currently the managing partner of the Washington, D.C. office of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP. David Meltzer, currently Executive Vice President and General Counsel for Regulatory Affairs of a subsidiary of Intelsat, has informed the company that he will be concluding his employment effective once Mr. Spector commences employment with Intelsat.

AMENDMENTS TO MEMORANDUM OF ASSOCIATION AND BYE-LAWS.

         On January 28, 2005, Intelsat's Bye-laws were changed to amend various provisions including provisions with respect to the appointment and removal of directors, the notice required for meetings of shareholders, the procedures applicable to such meetings and the shareholder approval requirements for certain Intelsat actions. The Bye-laws were also amended to remove references to a rights plan, and to remove certain ownership limitations applicable to Intelsat's shares and to remove the restriction on the individual serving as Chairman having a significant executive role.

         Intelsat's Bye-laws, as amended, are attached hereto as Exhibits 3.1 respectively, and incorporated herein by reference.

AGREEMENTS WITH MANAGEMENT.

         As of the closing of the Amalgamation Transactions, each of Messrs. David P. McGlade, Conny Kullman, Ramu Potarazu, William Atkins, Kevin Mulloy, David Meltzer and Tony Trujillo entered into an employment agreement with Zeus and one of its affiliates. In addition, Mr. Phillip L. Spector entered into the employment agreement noted above dated as of January 31, 2005. Mr. McGlade will serve as Chief Executive Officer of Intelsat, Ltd. upon termination of his current employment, which will be no later than March 31, 2005; Mr. Kullman will serve as Chairman and Chief Executive Officer of Intelsat, Ltd. until Mr. McGlade becomes Chief

         Executive Officer, following which time Mr. Kullman will remain as Chairman of Intelsat, Ltd. and will also continue to be employed by and serve as a director and officer of Intelsat Bermuda; Mr. Potarazu will serve as Chief Operating Officer and President of Intelsat, Ltd.; Mr. Atkins will serve as Chief Financial Officer of Intelsat, Ltd.; Mr. Mulloy will serve as President, Intelsat Global Service Corporation; Mr. Spector will serve as Executive Vice President and General Counsel for Intelsat, Ltd. commencing on or about February 15, 2005; Mr. Meltzer will serve as General Counsel and Executive Vice President for Regulatory Affairs of Intelsat Global Service Corporation until Mr. Spector commences his employment; and Mr. Trujillo will serve as Executive Vice President and Chief Administrative Officer of Intelsat Global Service Corporation. Each of the agreements (other than Mr. Kullman's) has an initial term of one year, which will renew automatically for an additional year unless a notice not to renew is provided by either party. Mr. Kullman's agreement has a two-year term with no automatic renewal feature. As noted above, Mr. Meltzer has informed the company that he will be concluding his employment effective once Mr. Spector commences employment with Intelsat.

         The employment agreements provide that each of the executives will be paid an annual base salary during the term, which will be reviewed for increase no less frequently than annually. The amount of the annual base salaries for Messrs. McGlade, Kullman, Potarazu, Atkins, Mulloy, Spector, Meltzer and Trujillo is $750,000, $600,000, $500,000, $400,000, $400,000, $450,000, $350,000
and $320,000, respectively. The employment agreements also provide that each of Messrs. McGlade, Kullman, Potarazu, Atkins, Mulloy, Spector, Meltzer and Trujillo will be eligible for an annual discretionary bonus with a maximum payment of 100%, 100%, 75%, 60%, 60%, 65%, 50% and 50%, respectively, of each executive's respective annual base salary, based on meeting pre-established performance targets, except that Mr. Kullman will receive a bonus only for the first year of his agreement pro rated through the date that Mr. McGlade commences as Chief Executive Officer plus an additional six months. A compensation committee of Intelsat's board of directors (or the board of directors of the applicable subsidiary), in its sole discretion, may award an additional bonus to each executive of up to 50% of his maximum bonus (or in the case of Messrs. McGlade and Spector, his annual base salary) in the event of significant performance beyond pre-established performance targets. In addition, each of Messrs. Kullman, Potarazu, Atkins, Mulloy, Meltzer and Trujillo is eligible to receive (or has received) a special cash bonus, based upon the achievement of performance goals. The maximum amount payable under this special cash bonus program to Messrs. Kullman, Potarazu, Atkins, Mulloy, Meltzer and Trujillo is an amount equal to 145% of such person's target bonus for 2004. Mr. McGlade's employment agreement provides that as soon as practicable after the commencement of his employment, Mr. McGlade will receive an aggregate initial bonus of $1,500,000, in order to provide him with liquidity in light of our emphasis on compensating our employees with non-cash long-term incentives. As of the closing, Mr. McGlade was paid $520,000 pursuant to the terms of his employment agreement to fund the purchase ordinary shares and preferred shares of Zeus. Mr. Spector will receive upon commencement of his employment an initial bonus of $120,000. During the employment term, the executives are generally eligible to participate in our employee benefit plans and programs and will receive certain expatriate benefits and perquisites set forth in the employment agreement. In addition, Mr. Potarazu's agreement specifies that, in the event that during the term an executive is employed by Intelsat, Ltd. (other than a chief executive officer) with an annual base salary, target bonus percentage or grant of restricted shares of Zeus that is greater than Mr. Potarazu's annual base salary, target bonus percentage or grant of restricted shares, Mr. Potarazu's annual base salary, target bonus percentage or grant of restricted shares, as applicable, shall be increased such that it is no less than that payable or awarded to such executive.

NEW EQUITY COMPENSATION.

         Under the employment agreements, each of Messrs. McGlade, Kullman, Potarazu, Atkins, Mulloy, Spector, Meltzer and Trujillo has received a grant of ordinary shares of Zeus equal to approximately 1.8333%, .4%, 1.22%, .81%, .81%, ..81%, .41% and .41%, respectively, of the outstanding ordinary shares of Zeus, as of the closing of the Amalgamation Transactions. Except for shares granted to Messrs. McGlade, Kullman, and Spector, 40.9% of such shares will vest over sixty months with 10% of the shares vesting on the first day of the 7th month following the closing of the Amalgamation Transactions and the remainder of the shares vesting in fifty-four equal months installments of 1.66% commencing on the first day of the 8th month following such closing, subject to the executive's continued employment through the applicable vesting date. In the case of Messrs. McGlade and Spector, 40.9% of such shares will vest over sixty months in equal monthly installments commencing on the last day of the first month following the closing, subject to the executive's continued employment through the applicable vesting date. The vesting of these shares will accelerate in the event that the Sponsors cease to own 40% of Zeus. An additional 40.9% of the shares granted to the executives will vest if and when the Sponsors have received a "cumulative total return" (as defined in the employment agreements) between 2.5 and 3 times the amount invested by the Sponsors collectively during the period over which the cumulative total return is measured, if any, subject to the executive's continued employment through the applicable vesting date. The remainder of the shares will vest (less any such percent of shares that have already vested) if and when the Sponsors have received a cumulative total return between 4 and 4.5 times the amount invested by the Sponsors, if any, subject to the executive's continued employment through the applicable vesting date. If the cumulative total return goals have not been achieved by the eighth anniversary of closing, the performance shares will be forfeited. For Mr. Kullman, 50% of the shares will vest in equal monthly installments commencing on February 27, 2005. The remaining 50% of the shares will vest at the later of (x) the sixth month anniversary of the closing of the Amalgamation Transactions or (y) the transition to a new CEO of Intelsat, so long as Mr. Kullman reasonably cooperates in the implementation of such transition.

SEVERANCE AND TERMINATION BENEFITS.

         Except as described below, if an executive's employment is terminated by his applicable employer without cause (or if the executive is provided a notice of non-renewal) or if he resigns for good reason, subject to his continued compliance with the restrictive covenants described below, the executive will be paid an amount equal to the sum of his annual base salary and maximum bonus amount (and in the case of Mr. Potarazu, two times the sum of his annual base salary and maximum bonus amount). In the event that Mr. McGlade's or Mr. Spector's employment is terminated by his applicable employer without cause or terminated by Mr. McGlade or Mr. Spector for good reason within six months after a "change of control" (as defined in the employment agreement), the annual bonus severance component will be the executive's annual bonus for the immediately preceding year.

         In the event that, within six months following the closing of the Amalgamation Transactions, any of Messrs. Kullman, Potarazu, Atkins, Mulloy, Meltzer or Trujillo's employment is terminated by his applicable employer without cause or by the executive for good reason, in lieu of the severance benefits described above, the executive will be entitled to a lump sum cash amount equal to two times (or in the case of Messrs. Kullman and Potarazu, 2.5 times) the sum of the executive's annual base salary and target bonus amount (each, as in effect as of immediately prior to the closing of the Amalgamation Transactions). In the event that such termination for Messrs. Potarazu, Atkins, Mulloy, Meltzer or Trujillo is on or after the date that is six months after the closing of the Amalgamation Transactions but prior to the first anniversary of such closing, in lieu of the benefit described above, the executive will be entitled to two times the sum of the executive's annual base salary plus the executive's maximum bonus amount (as in effect as of the date of termination).

         In the event that any of the payments made to Messrs. Kullman, Potarazu, Atkins, Mulloy, Meltzer or Trujillo under these agreements or otherwise become subject to the so-called "golden parachute" excise tax imposed under Section 4999 of the U.S. Internal Revenue Code, as amended, the payments under the agreements will be reduced such that the executive will receive the maximum amount that he could receive without being subject to the tax. If, however, the executive would be placed in a better after -tax position by receiving all payments and paying the tax than he would be after having his payments reduced in the manner described in the immediately preceding sentence, then the executive's payments will not be reduced and, solely in connection with the Amalgamation Transactions, the executive will receive an additional payment such that the executive will be placed in the same after-tax position that he would have been in had no excise tax been imposed.

         In addition upon a termination of any of the executives' employment by his applicable employer without cause (or if the applicable employer provides a notice of non-renewal) or by the executive for good reason, the time-vesting restricted shares will be forfeited unless such termination is within six months following a "change of control" (as defined in the agreement), in which case they will vest in full. Any restricted shares that vest based on performance goals will remain outstanding for 180 days and, if the performance goals are not then met, the shares will be forfeited unless the termination is within six months following certain corporate transactions with entities specified in the agreement, in which case the executive will have the opportunity to earn a portion of his performance shares pro rated through the executive's date of termination. Upon termination of Mr. Kullman's employment by his applicable employer without cause or by Mr. Kullman for good reason, Mr. Kullman will be entitled to payment of his deferred compensation account on the later of the date of termination or January 16, 2006. In addition, Mr. Kullman and his spouse will be eligible for retiree medical benefits on the same basis and at the same level as similarly situated senior executives of Intelsat generally for so long as and to the extent such plan or program is or remains in effect.

         The employment agreements are attached as Exhibits 10.2 through 10.8 and are incorporated herein by reference.

PRIOR MANAGEMENT EQUITY COMPENSATION

         Upon closing of the Amalgamation Transactions, each of Messrs. Potarazu, Atkins, Mulloy, Meltzer and Trujillo's share options and restricted shares that were outstanding as of immediately prior to the closing of the Amalgamation Transactions were cancelled in exchange for a payment upon closing of the Amalgamation Transactions equal to $18.75 per share, in the case of restricted shares, and the excess, if any, of $18.75 over the per share exercise price of each share option, in the case of share options. Mr. Kullman's share options and restricted shares were cancelled as described above, except that the amounts otherwise due to Mr. Kullman with respect to his cancelled options that were outstanding under the 2001 Share Option Plan were cancelled in exchange for a cash payment to be paid on January 16, 2006. With respect to 75% of Mr. Kullman's options and restricted shares under the 2004 Share Incentive Plan, an amount has been credited to a deferred compensation account two thirds of which will be payable on January 16, 2006, and one third of which will be payable on the second anniversary of the closing of the Amalgamation Transactions. With respect to the remainder of Mr. Kullman's awards, the payment was made as of closing of the Amalgamation Transactions. As of the closing, 50% in the case of Messrs. Potarazu, Mulloy, Meltzer and Trujillo; 64.02716% in the case of Mr. Atkins; and 100% in the case of Mr. Kullman of the after-tax proceeds payable to the executive upon closing of the Amalgamation Transactions from his options and restricted shares granted under the 2004 Share Incentive Plan were applied to purchase ordinary shares and preferred shares of Zeus.

ITEM 7.01    REGULATION FD DISCLOSURE.

In connection with the closing of the Amalgamation, Intelsat issued a press release, a copy of which is attached hereto as Exhibit 99.3 and which is specifically incorporated herein by reference.

ITEM 9.01.                FINANCIAL STATEMENTS AND EXHIBITS

                  (a) Not applicable.

                  (b) Not applicable.

                  (c) Exhibits

Exhibit No.       Document Designation

         3.1      Bye-Laws of Intelsat, Ltd.

         4.1 Indenture dated as of January 28, 2005 among Zeus Merger One Limited, Zeus Merger Two Limited and Wells Fargo Bank, National Association, as Trustee.

         4.2 Registration Rights Agreement dated as of January 28, 2005 among Zeus Merger One Limited, Zeus Merger Two Limited, Deutsche Bank Securities Inc., Credit Suisse First Boston LLC and Lehman Brothers Inc.

         4.3 Eurobond Guaranty dated as of January 28, 2005 by and among Intelsat (Bermuda), Ltd., Intelsat Holdings LLC, Intelsat LLC, Intelsat USA Sales Corp., Intelsat USA License Corp., Intelsat Global Service Corporation, and Intelsat Global Sales & Marketing Ltd., in favor of Deutsch Bank Trust Company America

         10.1 Credit Agreement dated as of January 28, 2005 among Zeus Merger One Limited, Zeus Merger Two Limited, the lenders party thereto from time to time, Credit Suisse First Boston and Lehman Brothers Inc., as Co-Syndication Agents, Bank of America, N.A., Bear Stearns Corporate Lending Inc., BNP Paribas and Merrill Lynch Capital Corporation, as Co-Documentation Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent and as Collateral Agent.

         10.2 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat (Bermuda), Ltd., and Conny L. Kullman.

         10.3 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat, Ltd., and William Atkins.

         10.4 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat, Ltd., and Ramu Potarazu.

         10.5 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat Global Service Corporation, and Kevin Mulloy.

         10.6 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat Global Service Corporation, and Tony Trujillo.

         10.7 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat Global Service Corporation, and David Meltzer.

         10.8 Employment Agreement, dated as of January 31, 2005 by and among Zeus Holdings Limited, Intelsat, Ltd. and Phillip L. Spector.

         99.1 Transaction Agreement and Plan of Amalgamation, dated as of August 16, 2004 Among Intelsat, Ltd., Intelsat (Bermuda), Ltd., Zeus Holdings Limited, Zeus Merger One Limited, and Zeus Merger Two Limited

         99.2     Proxy Statement of Intelsat, Ltd. dated September 10, 2004

         99.3     Press Release dated January 28, 2005.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 3, 2005

                                     INTELSAT, LTD.


                                     By:   /s/ Conny Kullman
                                         ------------------------------
                                         Name: Conny Kullman
                                         Title: Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.       Document Designation

         3.1      Bye-Laws of Intelsat, Ltd.

         4.1 Indenture dated as of January 28, 2005 among Zeus Merger One Limited, Zeus Merger Two Limited and Wells Fargo Bank, National Association, as Trustee.

         4.2 Registration Rights Agreement dated as of January 28, 2005 among Zeus Merger One Limited, Zeus Merger Two Limited, Deutsche Bank Securities Inc., Credit Suisse First Boston LLC and Lehman Brothers Inc.

         4.3 Eurobond Guaranty dated as of January 28, 2005 by and among Intelsat (Bermuda), Ltd., Intelsat Holdings LLC, Intelsat LLC, Intelsat USA Sales Corp., Intelsat USA License Corp., Intelsat Global Service Corporation, and Intelsat Global Sales & Marketing Ltd., in favor of Deutsch Bank Trust Company America

         10.1 Credit Agreement dated as of January 28, 2005 among Zeus Merger One Limited, Zeus Merger Two Limited, the lenders party thereto from time to time, Credit Suisse First Boston and Lehman Brothers Inc., as Co-Syndication Agents, Bank of America, N.A., Bear Stearns Corporate Lending Inc., BNP Paribas and Merrill Lynch Capital Corporation, as Co-Documentation Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent and as Collateral Agent.

         10.2 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat (Bermuda), Ltd., and Conny L. Kullman.

         10.3 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat, Ltd., and William Atkins.

         10.4 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat, Ltd., and Ramu Potarazu.

         10.5 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat Global Service Corporation, and Kevin Mulloy.

         10.6 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat Global Service Corporation, and Tony Trujillo.

         10.7 Employment Agreement, dated as of January 28, 2005 by and among Zeus Holdings Limited, Intelsat Global Service Corporation, and David Meltzer.

         10.8 Employment Agreement, dated as of January 31, 2005 by and among Zeus Holdings Limited, Intelsat, Ltd. and Phillip L. Spector.

         99.1 Transaction Agreement and Plan of Amalgamation, dated as of August 16, 2004 Among Intelsat, Ltd., Intelsat (Bermuda), Ltd., Zeus Holdings Limited, Zeus Merger One Limited, and Zeus Merger Two Limited

         99.2     Proxy Statement of Intelsat, Ltd. dated September 10, 2004

         99.3     Press Release dated January 28, 2005.